EXHIBIT 5.1
                                  -----------

                     Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500

                                                      March 16, 2000

Coyote Network Systems, Inc.
4360 Park Terrace Drive
Westlake Village, CA 91361

      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion, as counsel for Coyote Network Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Stockholders") from time to time of up to 6,197,579 shares (the "Shares") of common stock, par value $1.00 per share, of the Company. Of the 6,197,579 Shares being offered hereby, 3,525,035 are issuable at various exercise prices (ranging from $2.14 to $8.33 per share) upon the exercise of certain warrants (the "Warrants"), 406,667 are issuable upon conversion of Series A convertible preferred stock ("Preferred Stock"), and 225, 000 are issuable upon conversion of Class A Units of Coyote Technologies, LLC.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Stockholders pursuant to the Registration Statement are actually sold. It is our opinion that the Shares underlying the Warrants and Preferred Stock have been duly authorized and, when issued and delivered upon exercise or conversion of the Warrants or Preferred Stock, as the case may be, in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and (ii) the Shares (other than those underlying the Warrants and Preferred Stock) have been duly authorized and validly issued and are fully-paid and non-assessable.



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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              Very truly yours,

                              /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP





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